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                                                                     EXHIBIT 21


                                SUBSIDIARIES OF
                          ESCO ELECTRONICS CORPORATION





                                STATE OR JURISDICTION OF
                                   INCORPORATION OR        NAME UNDER WHICH IT
NAME                                 ORGANIZATION          DOES BUSINESS
----                                 ------------          -------------
Defense Holding Corp.               Delaware              Same

Distribution Control Systems        Puerto Rico           Same
Caribe, Inc.

Distribution Control Systems, Inc.  Missouri              Same

EMC Test Systems, L.P.              Texas                 Same

Euroshield OY                       Finland               Same

Filtertek Inc.                      Delaware              Same and Tek
                                                          Packaging Division

Filtertek BV                        Netherlands           Same

Filtertek de Puerto Rico, Inc.      Delaware              Same

Filtertek SA                        France                Same

PTI Advanced Filtration Inc.        Delaware              Same

PTI Technologies Inc.               Delaware              Same

PTI Technologies Limited            England               Same

Rantec Microwave & Electronics,     Delaware              Same
  Inc.

Systems & Electronics Inc.          Delaware              Same and
                                                          Comtrak Division

VACCO Industries                    California            Same